    As filed with the Securities and Exchange Commission on April 22, 1998.
                                                 Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                --------------

                              TMP WORLDWIDE INC.
            (Exact name of registrant as specified in its charter)

    Delaware                                                   13-3906555
    (State or other juris-                                     (I.R.S. Employer
     diction of incorporation                                    Identification
     or organization)                                            Number)

                           1633 Broadway, 33rd Floor
                           New York, New York 10019
                                (212) 977-4200

      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              TMP Worldwide Inc.
                            1996 Stock Option Plan
                           (Full title of the plans)

                                --------------

                              ANDREW J. MCKELVEY
                         Chairman of the Board and CEO
                              TMP Worldwide Inc.
                           1633 Broadway, 33rd Floor
                           New York, New York 10019
                                (212) 977-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------


                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
        Title of Securities         Amount to be       Proposed maximum         Proposed maximum             Amount of
          to be registered         registered (1)     offering price per  aggregate offering price (2)    registration fee
                                                           share(2)

---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par            900,000 shares           $27.88                $25,092,000                $7,402.14
value.
===========================================================================================================================

(1) This registration statement relates to an additional 900,000 shares, subject to stock options, granted or to be granted under the TMP Worldwide Inc. 1996 Stock Option Plan, as amended. This registration statement shall also cover any additional indeterminable number of shares as may be required pursuant to the TMP Worldwide Inc. 1996 Stock Option Plan and the TMP Worldwide Inc. Stock Option Plan for Non-Employee Directors in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 900,000, the number of shares of additional Common Stock registered by the Registration Statement as to which options may be granted under the TMP Worldwide Inc. 1996 Stock Option
            Plan, by $27.88, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 20, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 (Registration No. 333-18937) of TMP Worldwide Inc. as filed with the Securities and Exchange Commission on December 27, 1996, are incorporated herein by reference.

                                    EXPERTS

     The financial statements and schedule incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 21st day of April, 1998.

                                          TMP WORLDWIDE INC.

                                          /s/ Andrew J. McKelvey
                                          -----------------------
                                          By:  Andrew J. McKelvey
                                          Title:  Chairman of the Board and CEO

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----
/s/ Andrew J. McKelvey
---------------------------------           Chairman of the Board and CEO          April 21, 1998
Andrew J. McKelvey                           (principal executive officer)


/s/ Thomas G. Collison
---------------------------------           Vice Chairman                          April 21, 1998
Thomas G. Collison                           (principal financial officer)


/s/ Roxane Previty
--------------------------------            Chief Financial Officer                April 21, 1998
Roxane Previty                                (principal accounting officer)


/s/ George R. Eisele
--------------------------------            Director                               April 21, 1998
George R. Eisele


/s/ John R. Gaulding
--------------------------------            Director                               April 21, 1998
John R. Gaulding


/s/ Michael Kaufman
--------------------------------            Director                               April 21, 1998
Michael Kaufman



/s/ John Swann
--------------------------------            Director                               April 21, 1998
John Swann

                               INDEX TO EXHIBITS

Exhibit
  No.          Description
-------        -----------

4              TMP Worldwide Inc. 1996 Stock Option Plan, as amended

5              Opinion of Fulbright & Jaworski L.L.P.

23.1           Consent of BDO Seidman, LLP

23.2           Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)